                                                                    EXHIBIT 23.5

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1997 with respect to the financial statements of The Cellular Telephone Business of Selected Systems of Horizon Cellular Telephone Company, L.P. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-23769) and related Prospectus of Dobson Communications Corporation for the registration of $160,000,000 of its 11-3/4% Senior Notes due 2007.

                                            ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 28, 1997